                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 23, 1996, on our audits of the consolidated financial statements and financial statement schedules of UniComp, Inc. and our report dated May 2, 1996, on our audit of Smoky Mountain Technologies, Inc. and to the inclusion in this registration statement on Form S-3 of our report dated August 23, 1996, on our audits of the supplemental consolidated financial statements of UniComp, Inc. We also consent to the reference to our firm under the caption "Experts."


                                Coopers & Lybrand L.L.P.

Atlanta, Georgia
September 5, 1996